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                                                                    EXHIBIT 99.4


                   [LETTERHEAD OF BANC OF AMERICA SECURITIES]

                                                     Banc of America Securities
                                                     LLC
                                                     9 West 57th Street
                                                     New York, NY 10019

                                                     Tel 212.583.8000

September 10, 2001

C-MAC Industries Inc.
1010 Sherbrooke Street West Suite 1610
Montreal, Quebec H3A 2R7
Canada

Gentlemen:

     We consent to the inclusion of our August 8, 2001 fairness opinion and the descriptions of the opinion in the S-4 registration statement relating to the proposed combination of C-MAC Industries Inc. with Solectron Corporation to be filed with the Securities and Exchange Commission on September 10, 2001.

                                          Sincerely,

                                          /s/        BRADLEY SACKS
                                          --------------------------------------
                                          Bradley Sacks
                                          Managing Director